Exhibit 99.1

UPHEALTH ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS
Revenue of $36.0 million; Gross Margin of 43%
Continued Shift of Revenue Mix to Higher Margin Integrated Care Management and Virtual Care Infrastructure Businesses
Substantial Progress Achieved Toward Company-wide Transformation
Reiterates 2022 Financial Outlook
Settled the Forward Share Purchase Agreement Obligations Subsequent to Quarter End

Public Company & Healthcare Industry Veteran Samuel J. Meckey to Become Chief Executive Officer in July

DELRAY BEACH, Fla. – May 12, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the first quarter ended March 31, 2022.

“Our first quarter results represent a solid foundation for the remainder of the year and position us to deliver upon our previously stated annual growth expectations supported by our first quarter 2022 top-line growth of 6% sequentially and 18% over the first quarter 2021 on a pro forma basis,” said Dr. Ramesh Balakrishnan, Chief Executive Officer of UpHealth. “The demand for our services in our target markets remains unprecedented and further supports our 2022 outlook. Additionally, I am very proud of our leadership team, all of whom have been fully engaged in helping lead our transformation initiatives. I am pleased to report the full implementation is on time and on target.”

Dr. Balakrishnan continued, “Today, we remain focused on our highest growth businesses: Syntranet™, Martti™ and HelloLyf, which we are enhancing to provide comprehensive care management solutions to payers and governments and are working to grow Martti™ to become the leading tele-consult provider. With revenue recognition matters addressed and vigorous processes now in place to ensure this does not interfere with our results going forward, we will grow revenue considerably and, importantly, expect to be cash flow positive prior to year-end, as we work toward building an industry-leading, global healthcare public enterprise, delivering upon our unique value proposition.”

In a news release this morning, the company announced that Samuel J. Meckey will be stepping into the role of CEO effective in July. Mr. Meckey has nearly 20 years of experience in publicly traded healthcare companies and has consistently driven growth, revenues, and margins across his areas of responsibilities.

Mr. Meckey was most recently Executive Vice President and Head of Healthcare at EXLService Holdings, Inc., a leading data analytics and digital operations and solutions company. Prior to EXLService, he spent 14 years at UnitedHealth Group’s Optum in a variety of roles, including President, Optum Global Solutions. A former United States Naval officer, he holds an MBA from Harvard University and an undergraduate degree in economics from the United States Naval Academy.

First Quarter 2022 Financial Highlights:

•Revenue for the first quarter of 2022 was $36.0 million, compared to $33.9 million in the fourth quarter of 2021, a sequential increase of 6%. Gross margin expanded to 43%, up from 22% in the fourth quarter of 2021.
•Segment results:
•Integrated Care Management generated $2.6 million of revenue (7% of total revenue) with a gross margin of 63%. Similar to the fourth quarter of 2021, during the first quarter of 2022, the Company’s Integrated Care Management segment provided services to a customer but did not recognize revenue associated with those services due to concerns regarding the customer's creditworthiness. In addition, the Company is continuing to make significant strides in efforts to collect accounts receivable from a European customer as previously reported and a positive resolution of the matter is anticipated.

•Virtual Care Infrastructure generated $15.6 million of revenue (43% of total revenue) with a gross margin of 47%.
•The Company expects the revenue contribution from Integrated Care Management and Virtual Care Infrastructure to return to levels reported in Q2 and Q3 2021 as revenue in Integrated Care Management ramps up over the course of 2022.
•Services generated $17.7 million of revenue (49% of total revenue) with a gross margin of 35%.
•Operating loss for the first quarter of $(25.0) to $(33.0) million.
•Adjusted EBITDA for the first quarter of $(1.3) million.

Please refer to the discussion and tables under “Non-GAAP Financial Information.”

First Quarter Business Highlights:

•SyntraNet™ went live to support the largest health plans and providers in the California CalAIM initiative, covering over 8 million lives.

•Continued domestic Martti™ expansion with four large and long-term Martti™ language interpretation contracts with Ascension Texas, Ascension Indiana, Ascension Michigan and Wellstar. Increased consultation volumes drove higher revenues and led to an 11% increase in gross margins, resulting in an estimated $15 million in new contract value.

•Announced comprehensive integration of technology platforms, MarttiTM and SyntraNetTM, expanding the ability of care teams managing value-based and other population health programs to include real-time resources.

•Martti™ currently supports 575,423 encounters per month and over 27,200 video endpoints at over 2,300 healthcare locations in the U.S.

•The Company recorded its largest volume of telehealth use ever in the U.S. with over 9.4 million minutes of consultations in Q1, compared to 7.4 million minutes in Q4 2021.

•HelloLyf CX digital dispensaries in India experienced growth of over 29%, with patient consultations increasing 1.3x, from 376,514 in Q1 2021 to 486,317 in Q1 2022.

•Behavioral Health division recognized as a TRICARE preferred provider, contracted with Cigna and Magellan, has relationships with Zelis and Multiplan and was credentialed by 12 additional players.

•The Company secured three new behavioral health network provider contracts with Florida Blue, New Directions and Bright Health, including detox services for the U.S. Veterans Administration.

Balance Sheet and Cash Flow

At March 31, 2022, UpHealth reported $70.7 million of cash, cash equivalents and restricted cash. On April 9, 2022, the Company repaid its forward share purchase agreement according to the terms of the contract.

Fiscal 2022 Financial Outlook

For the full year 2022, the Company continues to expect total revenue between $205 and $233 million, a 38-56% growth rate, gross margins of 42% to 43% and adjusted EBITDA of $14 to $19 million. The Company expects to become operating cash flow positive during the third quarter, providing sufficient liquidity to execute on current growth plans.

“As we get close to celebrating our first full year as a publicly traded company, UpHealth’s business is on a great trajectory. We remain on-track with our 2022 projections, and our ability to reiterate our full-year guidance reflects the strength and diversification of our business,” said Dr. Balakrishnan.

Conference Call

UpHealth management will host a live question-and-answer session with investors and analysts beginning at 8:30 a.m. Eastern Time today, May 12, 2022. The call can be accessed live over the telephone by dialing (877) 344-8082, passcode 150118, from the U.S. or International callers can dial (213) 992-4618, passcode 150118. There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investors.uphealthinc.com/events-and-presentations/default.aspx or directly here. The webcast will be archived for approximately 30 days.

About UpHealth Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled "care communities" that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth's clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, the start date of its new CEO, and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, the ability of the new CEO to begin work when anticipated, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:
Shannon Devine (MZ North America)
Managing Director
203-741-8811
UPH@mzgroup.us

Media Inquiries:
Kelsie Aziz (Ketchum)
Vice President, Financial Communications
972-408-7103
kelsie.aziz@Ketchum.com

UPHEALTH, INC.
NON-GAAP FINANCIAL INFORMATION

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenue, pro forma gross margin and adjusted EBITDA.

•Pro forma revenue consists of GAAP revenue and revenue from UpHealth’s subsidiaries prior to their acquisition.

•Pro forma gross margin consists of GAAP gross margin and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization; stock-based compensation; lease abandonment expenses; goodwill/intangible asset impairment; contingent liabilities; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); income (loss) from equity method investment; net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Pro forma revenue, pro forma gross margin and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

Three Months Ended March 31, 2022
GAAP
Revenue	$35,972

Gross margin	43%

Loss from operations	$(25,000) - $(33,000)
Depreciation and amortization	5,000 - 6,000
Stock-based compensation	1,400
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill impairment, and non-recurring expenses (4)	17,300 - 24,300
Adjusted EBITDA	$(1,300)

	Three Months Ended March 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$12,816	$17,792	$30,608

Gross margin	54%	37%	44%

Net loss attributable to UpHealth, Inc.	$(2,949)	$(923)	$(3,872)
Net loss attributable to noncontrolling interests	(78)	22	(56)
Net loss	(3,027)	(901)	(3,928)
Other expense	34	9	43
Income tax benefit	(406)	(99)	(505)
Loss from equity method investment	561	—	561
Loss from operations	(2,838)	(991)	(3,829)
Depreciation and amortization	922	1,837	2,759
Acquisition, integration and transformation costs, and non-recurring expenses (5)	2,686	1,407	4,093
Adjusted EBITDA	$770	$2,253	$3,023

(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2) Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3) Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4) Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill impairment from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.
(5) Amounts reflect acquisition, integration and transformation costs from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, unaudited)

Three Months Ended March 31, 2022
GAAP
Revenue:
Integrated care management (4)	$2,612
Virtual care infrastructure (5)	15,630
Services (6)	17,730
Total	$35,972

Three Months Ended March 31, 2022
GAAP
Gross Margin:
Integrated care management (4)	$1,637
Virtual care infrastructure (5)	7,409
Services (6)	6,258
Total	$15,304

Three Months Ended March 31, 2022
GAAP
Gross Margin %:
Integrated care management (4)	63%
Virtual care infrastructure (5)	47%
Services (6)	35%
Total	43%

	Three Months Ended March 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$6,289	$—	$6,289
Virtual care infrastructure (5)	590	10,209	10,799
Services (6)	5,937	7,583	13,520
Total	$12,816	$17,792	$30,608

	Three Months Ended March 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$5,219	$—	$5,219
Virtual care infrastructure (5)	299	4,194	4,493
Services (6)	1,412	2,407	3,819
Total	$6,930	$6,601	$13,531

	Three Months Ended March 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	83%	n/a	83%
Virtual care infrastructure (5)	51%	41%	42%
Services (6)	24%	32%	28%
Total	54%	37%	44%

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, unaudited)

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3)
Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
Segment Information
Our business is organized into three operating business segments:
Integrated Care Management—through our Thrasys subsidiary;
Virtual Care Infrastructure—through our Glocal and Cloudbreak subsidiaries; and
Services—through our Innovations, BHS and TTC subsidiaries.
The reportable segments are consistent with how management views our services and products and the financial information reviewed by the chief operating decision makers. We manage our businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(4)	In the Integrated Care Management segment, we provide our customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.
(5)	In the Virtual Care Infrastructure segment, we provide technology and process-based healthcare platforms providing our customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.
(6)	In the Services segment, we provide custom compounded medications for the unique needs of every patient and prescriber. We are a full-service pharmacy filling prescriptions from our inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, we provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. We offer a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.

UPHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE (1)
(in millions, unaudited)

	Full Year 2022 Guidance
	Low	High
Loss from operations	$(4)	$(2)
Depreciation and amortization	11	13
Stock-based compensation	7	8
Adjusted EBITDA	$14	$19